As filed with the Securities and Exchange Commission on June 25, 2014

Registration No. 333-179183

333-171628

333-178893

333-161236

333-169707

333-146422

333-160746

333-141964

333-132330

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS NO. 1

TO

FORM S-3

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

20-3174202
(I.R.S. Employer Identification No.)

3530 Toringdon Way, Suite 200

Charlotte, North Carolina 28277

(704) 341-1516

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Staffan Schüberg

President

Chelsea Therapeutics International, Ltd.

3530 Toringdon Way, Suite 200

Charlotte, North Carolina 28277

(704) 341-1516

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Copy to:

Faiza J. Saeed, Esq.

Ting S. Chen, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019-7475

(212) 474-1000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) of Chelsea Therapeutics International, Ltd., a Delaware corporation (the “Company”), filed by the Company with the Securities and Exchange Commission (the “SEC”):

•	Registration No. 333-179183, initially filed with the SEC on January 26, 2012, as amended by Amendment No. 1 thereto filed with the SEC on February 8, 2012;
•	Registration No. 333-171628, filed with the SEC on January 10, 2011;
•	Registration No. 333-178893, filed with the SEC on Form S-3MEF on January 5, 2012 for the purpose of registering additional securities for an offering under Registration No. 333-171628 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”),
•	Registration No. 333-161236, filed with the SEC on August 10, 2009;
•	Registration No. 333-169707, filed with the SEC on Form S-3MEF on October 1, 2010 for the purpose of registering additional securities for an offering under Registration No. 333-161236 pursuant to Rule 462(b) under the Securities Act;
•	Registration No. 333-146422, filed with the SEC on October 1, 2007;
•	Registration No. 333-160746, filed with the SEC on Form S-3MEF on July 22, 2009 for the purpose of registering additional securities for an offering under Registration No. 333-146422 pursuant to Rule 462(b) under the Securities Act;
•	Registration No. 333-141964, initially filed with the SEC on April 9, 2007, as amended by Amendment No. 1 thereto filed with the SEC on August 3, 2007; and
•	Registration No. 333-132330, filed with the SEC on March 10, 2006.

On June 23, 2014, pursuant to the Agreement and Plan of Merger, dated as of May 7, 2014 (the “Merger Agreement”), by and among H. Lundbeck A/S, a Danish corporation (“Parent”), Charlie Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Acquisition Sub”), and the Company, Acquisition Sub merged with and into the Company, with the Company being the surviving corporation and an indirectly wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements.

In connection with the Merger and other transactions contemplated by the Merger Agreement, and in accordance with an undertaking made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 25, 2014.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

By:	/s/ Staffan Schüberg
Staffan Schüberg
President